Exhibit 99.1
UNAUDITED PRO FORMA CONDENSED FINANCIAL INFORMATION
     The following unaudited pro forma condensed financial information should be read in conjunction with our Information Statement on Schedule 14C filed on November 30, 2009 and our Current Report on Form 8-K filed on December 1, 2009.
     The unaudited pro forma condensed consolidated balance sheet gives effect to the investment in Clearwire Corporation, which we refer to as Clearwire or the Company, and Clearwire Communications LLC, which we refer to as Clearwire Communications, of an aggregate of (i) approximately $1.564 billion in cash, which investment we refer to as the Private Placement, by Sprint Nextel Corporation, which we refer to as Sprint, Comcast Corporation, which we refer to as Comcast, Intel Corporation, which we refer to as Intel, Time Warner Cable, Inc., which we refer to as Time Warner Cable, Bright House Networks, LLC, which we refer to as Bright House Networks, and Eagle River Holdings, LLC, which we refer to as Eagle River, and (ii) the offering of $2.520 billion in senior secured notes and the repayment of the existing senior term loan facility as if they were consummated on September 30, 2009. We refer to Sprint, Comcast, Intel, Time Warner Cable, Bright House Networks and Eagle River collectively as the Participating Equityholders. The unaudited pro forma condensed consolidated balance sheet includes all adjustments that give effect to events that are directly attributable to the Private Placement, the offering of senior secured notes and the repayment of the senior term loan facility and that are factually supportable. The unaudited pro forma condensed consolidated statement of operations for the nine months ended September 30, 2009 gives effect to the Private Placement, the offering of senior secured notes and the repayment of the existing senior term loan facility as if they were consummated on January 1, 2008. The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2008 gives effect to the Transactions (as defined and discussed below), the Private Placement, the offering of senior secured notes and the repayment of the senior term loan facility as if they were consummated on January 1, 2008.
     The unaudited pro forma condensed statements of operations include all adjustments that give effect to events that are directly attributable to the Private Placement, the offering of senior secured notes, the repayment of the existing senior term loan facility and the Transactions (as defined and discussed below), expected to have a continuing impact, and that are factually supportable. The notes to the unaudited pro forma condensed financial information describe the pro forma amounts and adjustments presented below.
     As further described in Note 1 to the Unaudited Pro Forma Condensed Financial Information, the Company entered into the following financing transactions in the fourth quarter of 2009:
•	The cash equity investment by Sprint, Comcast, Time Warner Cable, Bright House Networks, Intel and Eagle River of approximately $1.564 billion. Sprint,

Comcast, Time Warner Cable and Bright House Networks will receive an aggregate over-allotment fee of approximately $24.0 million in exchange for their investments.

•	The issuance of 12% senior secured notes due 2015:
o	$1.852 billion at a price of 97.921%, of which $252.5 million of notes were issued to Sprint and Comcast to rollover their existing debt as of November 24, 2009 under the senior term loan facility and $1.178 billion of the proceeds were used to repay the balance of the senior term loan facility as of November 24, 2009.

o	$920 million at a price of 97.945%, which closed on December 9, 2009, the proceeds of which will be placed in escrow until the second tranche of the Private Placement is completed, which is expected to occur before the end of 2009.
     The Company also intends to complete a rights offering pursuant to which holders of Clearwire Class A Common Stock, which we refer to as Class A Common Stock, will receive one right to subscribe for approximately 0.4336 shares of Class A Common Stock at a subscription price of $7.33 per share for each share held as of the record date. As the rights offering will not be underwritten, the unaudited pro forma condensed financial information does not reflect the receipt or application of offering proceeds from this rights offering.
     On November 28, 2008, which we refer to as the Closing, Clearwire completed the transactions contemplated by the Transaction Agreement and Plan of Merger dated as of May 7, 2008 (as amended by Amendment No. 1 to the Transaction Agreement, dated as of November 21, 2008), which we refer to as the Transactions. The Transactions were accounted for as a reverse acquisition in accordance with the provisions of Statement of Financial Accounting Standards No. 141, Business Combinations, which we refer to as SFAS No. 141, with the WiMAX Operations of Sprint, which we refer to as the Sprint WiMAX Business, considered the accounting acquirer. The purchase consideration to acquire the legacy Clearwire Corporation, which we refer to as Old Clearwire, of approximately $1.1 billion was based on the fair value of the Company’s Class A Common Stock as of the Closing, which was determined to be equal to the $6.62 publicly traded share price of Old Clearwire’s Class A common stock on November 28, 2008. The total purchase consideration was allocated to the respective assets acquired and liabilities assumed based upon their estimated fair values. The excess of the estimated fair value of net assets acquired over purchase price was allocated to eligible non-current assets, specifically property, plant and equipment, other non-current assets and intangible assets, based upon their relative fair values.
     Assumptions underlying the pro forma adjustments are described in the accompanying notes, which should be read in conjunction with the unaudited pro forma condensed financial information. The unaudited pro forma condensed financial information that follows is presented for informational purposes only and is not intended to represent or be indicative of the results of operations or financial condition that would have been reported had the Transactions, the Private Placement and offering of senior secured notes actually occurred on the dates indicated and should not be taken as representative of the future consolidated results of operations or financial condition of the Company.
     The following unaudited pro forma condensed consolidated balance sheet as of September 30, 2009 and unaudited pro forma condensed consolidated statement of operations for the nine months ended September 30, 2009 were prepared using the unaudited condensed consolidated financial statements of Clearwire as of and for the nine months ended September 30, 2009. The following unaudited pro forma condensed combined statement of operations for the year ended December 31, 2008 was prepared using the audited consolidated financial statements of Clearwire for the year ended December 31, 2008 and the accounting records of Old Clearwire for the period January 1, 2008 to November 28, 2008. The unaudited pro forma condensed financial information should be read in conjunction with the separate historical financial statements and accompanying notes thereto included in our Current Report on Form 8-K, filed on May 18, 2009, and our Quarterly Reports on Form 10-Q, filed on May 15, 2009 and August 12, 2009.

CLEARWIRE CORPORATION
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
BALANCE SHEET
As of September 30, 2009

	Historical	2009		Clearwire
	Clearwire	Financing		Corporation
	Corporation	and Other(2)		Pro Forma
Assets
Current assets:
Cash and cash equivalents	$481,417	$2,779,632	(a)	$3,261,049
Short-term investments	1,476,053	—		1,476,053
Restricted cash	1,116	—		1,116
Accounts receivable, net	4,721	—		4,721
Notes receivable	5,295	—		5,295
Inventory	6,214	—		6,214
Prepaids and other assets	36,357	—		36,357

Total current assets	2,011,173	2,779,632		4,790,805
		—
Property plant and equipment, net	1,941,890	—		1,941,890
Restricted cash	4,868	—		4,868
Long-term investments	8,959	—		8,959
Spectrum licenses, net	4,485,679	—		4,485,679
Other intangible assets, net	100,130	—		100,130
Investments in equity investees	10,805	—		10,805
Other assets	45,125	62,433	(b)	107,558

Total assets	$8,608,629	$2,842,065		$11,450,694

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable and other current liabilities	$279,421	$(6,959	)(c)	$272,462
Deferred revenue	14,088	—		14,088
Current portion of long-term debt	14,292	(14,292	)(c)	—

Total current liabilities	307,801	(21,251)		286,550

Long-term debt, net	1,394,859	1,314,898	(c)	2,709,757
Deferred tax liabilities	3,803	—		3,803
Other long-term liabilities	193,207	—		193,207

Total liabilities	1,899,670	1,293,647		3,193,317

Commitments and contingencies
Stockholders’ equity:
Clearwire Corporation stockholders’ equity	1,828,357	(482	)(d)	1,721,039
		(106,836	)(f)
Non-controlling interests	4,880,602	1,548,900	(e)	6,536,338
		106,836	(f)

Total stockholders’ equity	6,708,959	1,548,418		8,257,377

Total liabilities and stockholders’ equity	$8,608,629	$2,842,065		$11,450,694

See the accompanying Notes to the Unaudited Pro Forma Condensed Financial Information

CLEARWIRE CORPORATION
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
STATEMENT OF OPERATIONS
For the nine months ended September 30, 2009

	Clearwire	Financing		Clearwire Corporation
	Corporation	and Other(2)		Pro Forma
REVENUES	$194,543	$—		$194,543
OPERATING EXPENSES
Cost of goods and services and network costs	252,348	—		252,348
Selling, general and administrative expense	366,989	—		366,989
Depreciation and amortization	147,750	—		147,750
Spectrum lease expense	193,135	—		193,135

Total operating expenses	960,222	—		960,222

OPERATING LOSS	(765.679)	—		(765,679)
OTHER INCOME (EXPENSE)
Interest income	8,292	—		8,292
Interest expense	(56,235)	(124,374	)(g)	(180,609)
Other expense, net	(16,461)	—		(16,461)

Total other income (expense), net	(64,404)	(124,374)		(188,778)

LOSS BEFORE INCOME TAXES	(830,083)	(124,374)		(954,457)
Income tax benefit	158	—		158

NET LOSS	(829,925)	(124,374)		(954,299)
Less: non-controlling interests in net loss of consolidated subsidiaries	603,069	152,984	(h)	756,053

NET LOSS ATTRIBUTABLE TO CLEARWIRE CORPORATION	$(226,856)	$28,610		$(198,246)

Net loss attributable to Clearwire Corporation per Class A Common Share:
Basic	$(1.17)			$(1.02	)(5)

Diluted	$(1.18)			$(1.04	)(5)

Weighted average Class A Common Shares outstanding:
Basic	194,145			195,179	(5)

Diluted	718,082			938,659	(5)

See the accompanying Notes to the Unaudited Pro Forma Condensed Financial Information

CLEARWIRE CORPORATION
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF
OPERATIONS
For the year ended December 31, 2008

	Historical
	12-Month Period		11-Month Period			2009		Clearwire
	Clearwire		Old	Purchase		Financing		Corporation
	Corporation(l)		Clearwire	Accounting(3)		and Other(2)		Pro Forma
REVENUES	$20,489		$210,157	$—		$—		$230,646
OPERATING EXPENSES
Cost of goods and services and network costs	131,489		154,270	—		—		285,759
Selling, general and administrative expense	150,940		372,381	(38,900	)(i)	—		484,421

Depreciation and amortization	58,146		104,817	(52,865	)(j)	—		128,602
				18,504	(k)	—
Spectrum lease expense	90,032		128,550	34,163	(k)	—		250,184
				(2,561	)(l)	—
Transaction related expenses	82,960		46,166	(48,553	)(m)	—		—
				(80,573	)(n)	—

Total operating expenses	513,567		$806,184	(170,785)		—		1,148,966

OPERATING LOSS	(493,078)		(596,027)	170,785		—		(918,320)
OTHER INCOME (EXPENSE)
Interest income	1,091		17,478	—		—		18,569
Interest expense	(16,545)		(94,438)	94,055	(o)	(319,541	)(g)	(336,469)
Other-than-temporary impairment loss and realized loss on investments	(17,036)		(61,411)	—		—		(78,447)
Other expense, net	(5,172)		(3,235)	(2,561	)(l)	—		(10,968)

Total other income (expense), net	(37,662)		(141,606)	91,494		(319,541)		(407,315)
LOSS BEFORE INCOME TAXES	(530,740)		(737,633)	262,279		(319,541)		(1,325,635)
Income tax provision	(61,607)		(5,379)	66,986	(p)	—		—

NET LOSS	(592,347)		(743,012)	329,265		(319,541)		(1,325,635)
Less: non- controlling interests in net loss of consolidated subsidiaries	159,721		3,492	—		886,362	(h)	1,049,575

NET LOSS ATTRIBUTABLE TO CLEARWIRE CORPORATION	$(432,626)		$(739,520)	$329,265		$566,821		$(276,060)

Net loss attributable to Clearwire Corporation per Class A Common Share:
Basic	$(0.16	)(4)						$(1.42	)(5)

Diluted	$(0.28	)(4)						$(1.48	)(5)

Weighted average Class A Common Shares outstanding:
Basic	189,921	(4)						194,484	(5)

Diluted	694,921	(4)						937,964	(5)

See the accompanying Notes to the Unaudited Pro Forma Condensed Financial Information

Notes to Clearwire Corporation
Unaudited Pro Forma Condensed Financial Information
(1) Basis of Presentation
     Sprint entered into an agreement with Old Clearwire to combine both of their next generation wireless broadband businesses to form a new independent company. On November 28, 2008, Old Clearwire and the Sprint WiMAX Business completed the combination to form Clearwire. The Transactions were accounted for under SFAS No. 141 as a reverse acquisition with the Sprint WiMAX Business deemed to be the accounting acquirer.
     In connection with the combination, Comcast, Time Warner Cable, Bright House Networks, Google Inc., which we refer to as Google, and Intel, which we collectively refer to as the Investors, made an aggregate $3.2 billion capital contribution to Clearwire and its subsidiary, Clearwire Communications. In exchange for the contribution of the Sprint WiMAX Business and their investments, as applicable, Google received 29,411,765 shares of Class A Common Stock and Sprint and the other Investors received an aggregate 528,823,529 shares of Clearwire Class B Common Stock, which we refer to as Class B Common Stock, and an equivalent amount of Clearwire Communications Class B Common Interests. Additionally, in accordance with the Subscription Agreement dated May 7, 2008, by and between the Company and CW Investment Holdings LLC, on February 27, 2009, CW Investment Holdings LLC purchased 588,235 shares of Class A Common Stock at $17.00 per share for a total investment of $10.0 million.
     In November 2009, the Company and Clearwire Communications entered into an agreement, which we refer to as the Investment Agreement, with each of the Participating Equityholders to invest an aggregate of approximately $1.564 billion in exchange for Clearwire Communications Voting Interests, which will be immediately exchanged for Class B Common Stock, and Clearwire Communications Class B Common Interests. Approximately $1.057 billion of the proceeds were received on November 13, 2009. Approximately $440 million is expected to be received before the end of 2009, following the date on which such purchase is permitted by NASDAQ rules and applicable law, assuming satisfaction of the other applicable closing conditions. The remaining approximately $66 million is expected to be received during the first quarter of 2010, following the provision of certain financial information to Sprint. Sprint, Comcast, Time Warner Cable and Bright House Networks will receive an over allotment fee in exchange for investment amounts that exceed those specified in the Investment Agreement. The aggregate over allotment fee is approximately $24.0 million, which will be paid, at the investor’s option, in cash or in Clearwire Communications Class B Common Interests valued at $7.33 per interest and an equal number of Clearwire Communications Voting Interests, which will be immediately exchanged for Class B Common Stock. Sprint has agreed that it will accept half of its fee in shares. If the entire over allotment fee was paid in shares, this would result in the issuance of 3.3 million Clearwire Communications Class B Common Interests and Clearwire Communications Voting Interests.
     Immediately after the consummation of all three tranches of the Private Placement, Sprint will own approximately 56.6%, Comcast will own approximately 9.4%, Time Warner Cable will own approximately 4.9%, Bright House Networks will own approximately 0.9%, Intel will own approximately 10.9% and Eagle River will own approximately 4.1% of the Company’s outstanding voting interests. These percentages reflect 1,287,785 Clearwire Communications Class B Common Interests and Clearwire Communications Voting Interests to be issued to Sprint in payment of half of its over allotment fee (assuming for pro forma purposes that the balance of the over allotment fee is paid in cash) and 36,666,666 and 35,922,958 shares of Class A Common Stock held by Intel and Eagle River, respectively.
     In November 2009, Clearwire Communications and Clearwire Finance, Inc. issued $1.852 billion of 12% senior secured notes due 2015 in a private offering at a price of 97.921%, of which $252.5 million was issued to Sprint and Comcast to rollover their existing debt as of November 24, 2009 under the senior term loan facility and $1.178 billion of the proceeds was used to repay the balance of the senior term loan facility as of November 24, 2009. The Company paid Sprint and Comcast a fee, in cash, equal to 3% of their respective rollover amounts.
     In November 2009, Clearwire Escrow Corporation issued $920 million of 12% senior secured notes due 2015 in a private offering at a price of 97.945%, which closed on December 9, 2009, the proceeds of which will be placed in escrow until the second tranche of the Private Placement is completed.
     The Company intends to conduct a rights offering pursuant to which holders of Class A Common Stock will receive one right to subscribe for shares of Class A Common Stock for each share held as of the record date. Each right will be exercisable for approximately 0.4336 shares of Class A Common Stock at a subscription price of $7.33 per share. The rights will be exercisable and freely transferable by holders for six months following the distribution of the rights. As of November 30, 2009, 196,587,715 shares of Class A Common Stock were outstanding. The Participating Equityholders and Google, which collectively held 102,001,389 shares of Class A Common Stock as of November 30, 2009, have agreed not to exercise or transfer any rights they receive pursuant to the rights offering, subject to limited exceptions. As the rights offering will not be underwritten, the unaudited pro forma condensed financial information does not reflect the receipt or application of offering proceeds from this rights offering.
     Clearwire has substantial net operating losses, which we refer to as NOLs, for United

States federal income tax purposes. The use by Clearwire of its NOLs may be limited if Clearwire is affected by an “ownership change,” within the meaning of Section 382 of the Internal Revenue Code of 1986. Broadly, Clearwire will have an ownership change if, over a three-year period, the portion of the stock of Clearwire, by value, owned by one or more “five-percent stockholders” increases by more than 50 percentage points. The rights offering or an exchange by an Investor, Eagle River or Sprint of Clearwire Communications Class B Common Interests and Class B Common Stock for Class A Common Stock may cause or contribute to an ownership change. No pro forma effect has been given to any future limitation on the ability of Clearwire to use its NOLs. Any such limitation could have a material impact on the financial statements.
(2) Pro Forma Adjustments Related to the Equityholder Investments
(a)	Represents the sources and uses of cash from the Private Placement and offering of senior secured notes as follows (in thousands):

Sources:
Private equity placement		$1,564,000
Senior secured notes:
Face value (i)	$2,520,000
Original issue discount	(52,170)	2,467,830

		4,031,830

Uses:
Senior term loan facility balance as of September 30, 2009, excluding Sprint and Comcast rollover notes of $249.3 million		(1,167,342)
Rollover fee paid to Sprint and Comcast		(7,323)
Transaction costs:
Share issuance costs (ii)	(15,100)
Senior secured notes issuance costs	(62,433)	(77,533)

		(1,252,198)

Net adjustment to cash and cash equivalents		$2,779,632

(i)	Includes the combined proceeds of the $1.849 billion and $920 million debt offerings, less the Sprint and Comcast rollover notes of $249.3 million.

(ii)	Assumes that over allotment fee, with the exception of $9.4 million to be paid to Sprint in shares, will be paid in cash as the current share price is below the specified over allotment price of $7.33 per share. If the entire over allotment fee was paid in shares, this would result in the issuance of 3.3 million Clearwire Communications Class B Common Interests and Clearwire Communications Voting Interests.
(b)	Represents the adjustment to record $62.4 million of estimated senior secured notes issuance costs, which will be amortized over the term of the senior secured notes using the effective interest method.

(c)	Represents an increase in long-term debt due to the issuance of the 12% senior secured notes due 2015 of $2.520 billion, net of discount of $52.2 million and rollover fee paid to Sprint and Comcast of $7.3 million. The rollover of Sprint and Comcast debt of $249.3 million as of September 30, 2009 is accounted for as a modification of the existing debt instruments. Also includes the repayment of the senior term loan facility of $1.167 billion, which consists of accrued interest of $7.0 million, the current portion of $14.3 million and the long-term portion of $1.146 billion.

(d)	Represents the loss on extinguishment of the senior term loan facility of $0.5 million. This loss is not reflected in the unaudited pro forma condensed statements of operations as it is a non-recurring charge. The Company expects to record a gain of $8.6 million when the debt was extinguished on November 24, 2009.

(e)	Represents the receipt of $1.564 billion from the Private Placement, less cash issuance costs of $15.1 million.

(f)	Represents the allocation of a portion of the pro forma stockholders’ equity to the non-controlling interests in consolidated subsidiaries based on Sprint’s and the other Investors’ (other than Google) ownership of the Clearwire Communications Class B Common Interests following the Private Placement. Sprint’s and the other Investors’ (other than Google) ownership interests increased from 72.96% to 79.14% as a result of the Private Placement.

(g)	Represents the adjustment to record pro forma interest expense assuming the $2.772 billion of 12% senior secured notes were outstanding, the senior term loan facility was repaid and the Sprint and Comcast notes were rolled over as of January 1, 2008. Pro forma interest expense was calculated using an effective interest rate of approximately 13%, resulting in an adjustment of $124.4 million and $319.5 million for the nine months ended September 30, 2009 and the year ended December 31, 2008, respectively. Pro forma interest expense reflects an adjustment to accrete the notes to par value and to amortize the senior secured notes issue costs. Total interest expense on a pro forma basis does not include an adjustment to previously capitalized interest arising under the prior financing arrangements of $93.4 million and $26.5 million for the nine months ended September 30, 2009 and the year ended December 31, 2008, respectively.

(h)	Represents the allocation of a portion of the pro forma consolidated net loss to the non-controlling interests in consolidated subsidiaries based on Sprint’s and the Investors’ (other than Google) ownership of the Clearwire Communications Class B Common Interests following the Private Placement, assuming that the Private Placement, the offering of senior secured notes, the repayment of the existing senior term loan facility and Transactions were consummated on January 1, 2008. This adjustment is based on pre-tax loss since income tax consequences associated with any loss allocated to the Clearwire Communications Class B Common Interests will be incurred directly by Sprint and the Investors (other than Google). Sprint’s and the other Investors’ (other than Google) ownership interests increased from 72.96% to 79.14% as a result of the Private Placement.
(3) Pro Forma Adjustments Related to Purchase Accounting and Other Non-recurring Charges
     The pro forma adjustments related to purchase accounting have been derived from the allocation of the purchase consideration to the identifiable tangible and intangible assets acquired and liabilities assumed of Old Clearwire, including the allocation of the excess of the estimated fair value of net assets acquired over the purchase price. The allocation of the purchase consideration is based on valuations derived from estimated fair value assessments and assumptions used by management.
     Article 11 of Regulation S-X requires that pro forma adjustments reflected in the unaudited pro forma condensed consolidated statement of operations are directly related to the transaction for which pro forma financial information is presented and have a continuing impact on the results of operations. Certain charges have been excluded in the unaudited pro forma condensed combined statement of operations as such charges were incurred in direct connection with or at the time of the Transactions and are not expected to have an ongoing impact on the results of operations after the Closing.
(i)	Represents the accelerated vesting of stock options for certain members of management, which resulted in a one-time charge of approximately $38.9 million recorded by Old Clearwire in its historical financial statements for the 11 months ended November 28, 2008. As these are non-recurring charges directly attributable to the Transactions, they are excluded from the unaudited pro forma condensed combined statement of operations for the year ended December 31, 2008.
(j)	Represents adjustments in the depreciation expense on a pro forma basis related to items of Old Clearwire property, plant and equipment that are being depreciated over their estimated remaining useful lives on a straight-line basis. The reduction in depreciation expense results from a decrease in the carrying value of Old Clearwire property, plant and equipment due to the allocation of the excess of the estimated fair value of net assets acquired over the purchase price used in purchase accounting for the Transactions.
(k)	Represents adjustments to record amortization on a pro forma basis related to Old Clearwire spectrum lease contracts and other intangible assets over their estimated weighted average remaining useful lives on a straight-line basis. The increase in the amortization expense results from an increase in the carrying value of the Old Clearwire spectrum lease contracts and other intangible assets resulting from purchase accounting.

(l)	Represents the elimination of intercompany other income and related expenses associated with the historical agreements pre-Closing between the Sprint WiMAX Business and Old Clearwire, where Old Clearwire leased spectrum licenses from the Sprint WiMAX Business.

(m)	Represents the reversal of transaction costs of $48.6 million, comprised of $33.4 million of investment banking fees and $12.8 million of other professional fees recorded in the Old Clearwire historical financial statements for the 11 months ended November 28, 2008 and $2.4 million of other professional fees recorded in the Clearwire financial statements for the year ended December 31, 2008. As these are non-recurring charges directly attributable to the Transactions, they are excluded from the unaudited pro forma condensed combined statement of operations for the year ended December 31, 2008.

(n)	Prior to the Closing, Sprint leased spectrum to Old Clearwire through various spectrum lease agreements. As part of the Transactions, Sprint contributed both the spectrum lease agreements and the spectrum assets underlying those agreements. As a result of the Transactions, the spectrum lease agreements were effectively terminated, and the settlement of those agreements was accounted for as a separate element from the business combination. A settlement loss of $80.6 million resulted from the termination as the agreements were considered to be unfavorable to Clearwire relative to current market rates. This one-time charge recorded by Clearwire at the Closing is excluded from the unaudited pro forma condensed combined statement of operations.

(o)	Prior to the Closing, Old Clearwire refinanced the senior term loan facility and renegotiated the loan terms. Historical interest expense related to the senior term loan facility before the refinancing and amortization of the deferred financing fees recorded by Old Clearwire, in the amount of $94.1 million for the 11 months ended November 28, 2008 has been reversed as if the Transactions were consummated on January 1, 2008.

(p)	Represents the adjustment to reflect the pro forma income tax expense for the year ended December 31, 2008, which was determined by computing the pro forma effective tax rates for the year ended December 31, 2008, giving effect to the Transactions. Clearwire expects to generate net operating losses into the foreseeable future and thus has recorded a valuation allowance for the deferred tax assets not expected to be realized. For the year ended December 31, 2008, no tax benefit was recognized. For the nine months ended September 30, 2009, a tax benefit of $0.2 million was recognized related to non-US operations.
(4) Historical Loss Per Share
     Prior to the Closing, the Sprint WiMAX Business had no equity as it was a wholly-owned division of Sprint. As such, we did not calculate or present net loss per share for the period from January 1, 2008 to November 28, 2008. We have calculated and presented basic and diluted net loss attributable to Clearwire per share of Class A Common Stock for the period from November 29, 2008 through December 31, 2008.
(5) Pro Forma Loss per Share
     The Clearwire pro forma net loss per share presented assumes the closing of the Transactions, the Private Placement and the offering of senior secured notes and that our Class A Common Stock, Class B Common Stock and Clearwire Communications Class B Common Interests issued to Sprint, the Investors, Eagle River and CW Investment Holdings LLC were outstanding from January 1, 2008 and reflects the resolution of the post-closing price adjustment at $17.00 per share. The shares of Class B Common Stock have nominal equity rights. These shares have no right to dividends of Clearwire and no right to any proceeds on liquidation other than the par value of Class B Common Stock.
     The following table presents the pro forma number of Clearwire shares outstanding as if the Transactions and the Private Placement had been consummated on January 1, 2008 (in thousands):

	Nine Months Ended		Year Ended
	September 30, 2009		December 31, 2008
	Basic	Diluted	Basic	Diluted
Class A Common Stock held by existing stockholders (i)	164,484	164,484	164,484	164,484
Shares issued pursuant to the Transactions:
Class A Common Stock sold to Google	29,412	29,412	29,412	29,412
Class A Common Stock sold to CW Investment Holdings LLC	588	588	588	588
Class B Common Stock issued to Sprint (ii)	—	370,000	—	370,000
Class B Common Stock sold to Comcast (ii)	—	61,765	—	61,765
Class B Common Stock sold to Intel (ii)	—	58,823	—	58,823
Class B Common Stock sold to Time Warner Cable (ii)	—	32,353	—	32,353
Class B Common Stock sold to Bright House Networks (ii)	—	5,882	—	5,882

	30,000	558,823	30,000	558,823

Class A Common Stock issued pursuant to stock options and restricted stock units	695	695

Shares issued pursuant to the Private Placement:
Class B Common Stock issued to Sprint (ii), (iii)	—	161,724	—	161,724
Class B Common Stock sold to Comcast (ii)	—	26,739	—	26,739
Class B Common Stock sold to Intel (ii)	—	6,821	—	6,821
Class B Common Stock sold to Time Warner Cable (ii)	—	14,052	—	14,052
Class B Common Stock sold to Bright House Networks (ii)	—	2,592	—	2,592
Class B Common Stock sold to Eagle River (ii)	—	2,729	—	2,729

	—	214,657	—	214,657

Weighted average Class A Common Stock outstanding	195,179	938,659	194,484	937,964

(i)	Shares outstanding related to Class A Common Stock held by Clearwire stockholders has been derived from the sum of the number of shares of Old Clearwire’s Class A common stock and Old Clearwire’s Class B common stock issued and outstanding at November 28, 2008, and subject to conversion of each share of Old Clearwire’s Class A common stock and Old Clearwire’s Class B common stock into the right to receive one share of Class A Common Stock. Included in this amount are 36.7 million and 35.9 million shares of Class A Common Stock held by Intel and Eagle River, respectively.

The basic weighted average shares outstanding related to Class A Common Stock are the shares issued in the Transactions and the Private Placement and assumed to be outstanding for the entire period for which loss per share is being calculated.

The computation of pro forma diluted Class A Common Stock did not include the effects of the following options, restricted stock units, which we refer to as RSUs, and warrants as the inclusion of these securities would have been anti-dilutive (in thousands):

	Nine Months Ended	Year Ended
	September 30,	December 31,
	2009	2008
Stock options	5,008	19,317
Restricted stock units	8,674	3,054
Warrants	17,806	17,806

	31,488	40,177

The computation of pro forma diluted Class A Common Stock also did not include the effects of any shares that may be issued pursuant to the rights offering, as it will not be underwritten and therefore cannot be reflected in the unaudited pro forma condensed financial information. As of November 30, 2009, 196,587,715 shares of Class A Common Stock were outstanding. The Participating Equityholders and Google, which collectively held 102,001,389 shares of Class A Common Stock as of November 30, 2009, have agreed not to exercise or transfer any rights they receive pursuant to the rights offering, subject to limited exceptions.

The computation of pro forma diluted Class A Common Stock also did not include the effects of shares that may be issued in payment of the over allotment fee, as we have assumed that the over allotment fee, with the exception of 1,287,785 shares to be issued to Sprint, was paid in cash.

(ii)	Holders of Class B Common Stock will be entitled at any time to exchange one share of Class B Common Stock, in combination with one Clearwire Communications Class B Common Interest, for one share of Class A Common Stock.

(iii)	Includes 1,287,785 shares to be issued in payment of half of Sprint’s over allotment fee.
     Shares of Class B Common Stock have no impact on pro forma basic net loss per share because they do not participate in net income (loss) or distributions. However, the hypothetical exchange of Clearwire Communications Class B Common Interests together with Class B Common Stock for Class A Common Stock may have a dilutive effect on pro forma diluted net loss per share due to certain tax effects. The hypothetical exchange would result in a decrease to the non-controlling interests and a corresponding increase in net loss attributable to the Class A Common Stock. Further, to the extent that all of the Clearwire Communications Class B Common Interests and Class B Common Stock are converted to Class A Common Stock on a pro forma basis, the partnership structure is assumed to no longer exist and Clearwire would be required to recognize a tax charge related to indefinite lived intangible assets. Net loss available to holders of Class A Common Stock, assuming conversion of the Clearwire Communications Class B Common Interests and Class B Common Stock, is as follows (in thousands):

	Nine Months Ended	Year Ended
	September 30,	December 31,
	2009	2008
Pro forma net loss	$(198,246)	$(276,060)
Non-controlling interests in net loss of consolidated subsidiaries	(756,053)	(1,049,575)
Less: Pro forma tax adjustment resulting from dissolution of Clearwire Communications	(18,794)	(66,986)

Net loss available to Class A Common Stockholders, assuming the exchange of Class B Common Stock and Clearwire Communications Class B Common Interests for Class A Common Stock	$(973,093)	$(1,392,621)

     The pro forma net loss per share available to holders of Class A Common Stock on a basic and diluted basis is calculated as follows (in thousands, except per share amounts):

	Nine Months Ended		Year Ended
	September 30, 2009		December 31, 2008
	Basic	Diluted	Basic	Diluted
Pro forma net loss available Class A Common Stockholders	$(198,246)	$(973,093)	$(276,060)	$(1,392,621)
Weighted average Class A Common Stock outstanding	195,179	938,659	194,484	937,964

Pro forma net loss per share of Class A Common Stock	$(1.02)	$(1.04)	$(1.42)	$(1.48)